UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2009

United Therapeutics Corporation

(Exact Name of Registrant as Specified in the Charter)

Delaware	000-26301	52-1984749
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1110 Spring Street Silver Spring, MD	20910
(Address of principal executive offices)	(Zip Code)

(301) 608-9292

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2009, the Board of Directors (the “Board”) of United Therapeutics Corporation (the “Company”), acting upon the recommendation of its Nominating and Governance Committee, increased the size of the Board from nine to ten directors and appointed Hon. Tommy G. Thompson, former Secretary of the United States Department of Health and Human Services, to the newly-created board seat.  The appointment is effective as of January 1, 2010.  Governor Thompson will serve as a Class III director, and his term will expire at the Company’s 2011 annual meeting of shareholders.  Committee assignments for Governor Thompson have not yet been determined.

Before entering the private sector in 2005, Governor Thompson enjoyed a long and distinguished career in public service.  As Secretary of Health and Human Services from 2001 to 2005, he was a leading advocate for the health and welfare of all Americans.  He also served four terms as Governor of Wisconsin from 1987 to 2001.  From 2005 to the present, Governor Thompson has served as a partner at the law firm of Akin Gump Strauss Hauer & Feld LLP in Washington, D.C.  From 2005 to 2009, he also served as the Independent Chairman of the Deloitte Center for Health Solutions, which researches and develops solutions to some of our nation’s most pressing health care and public health related challenges.  Currently, he also serves as chairman of the board of directors of AGA Medical Holdings, Inc., and a member of the boards of directors of CareView Communications, Inc., Centene Corporation, CNS Response, Inc. and C.R. Bard, Inc.  Governor Thompson continues to focus on developing solutions to the issues challenging the American health care system

In connection with Governor Thompson’s appointment to the Board, the Company will award him 27,500 stock options under the Company’s Amended and Restated Equity Incentive Plan, representing an initial grant of 20,000 stock options and a grant of 7,500 stock options for the remainder of the 2009-2010 director service year.  The stock options will be granted on January 1, 2010, with an exercise price equal to the closing price of the Company’s common stock as reported on the NASDAQ Global Select Market on December 31, 2009.  In addition, Governor Thompson will be compensated for his services as described in the discussion of director compensation in the Company’s definitive proxy statement for its 2009 annual meeting of shareholders, filed with the Securities and Exchange Commission on April 29, 2009.  The Company also entered into an indemnification agreement with Governor Thompson on the Company’s standard form for directors and executive officers, effective January 1, 2010.

A copy of the press release announcing Governor Thompson’s appointment is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                                             Exhibits.

(d)  Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release, dated December 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

(Registrant)

Dated: December 23, 2009	By:	/s/ PAUL A. MAHON
	Name:	Paul A. Mahon
	Title:	General Counsel

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release, dated December 23, 2009